SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549
                        ________________

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):
                         January 4, 1996


                      THE NOSTALGIA NETWORK
     (Exact name of registrant as specified in its charter)



      Delaware                 0-13102              84-0923659
  (State or other     (Commission File Number)    (IRS Employer
  jurisdiction                                   Identification No.)
  of incorporation)



  650 Massachusetts Avenue, N.W.                       20001
        Washington, D.C.                            (Zip Code)
 (Address of principal executive offices)



Registrant's telephone number, including area code:  (202) 289-6633.




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Item 2.   ACQUISITION OR DISPOSITION OF ASSETS.

      On January 4, 1996, the Company borrowed the amount of $1,000,000 from Concept Communications, Inc. ("Concept"), its controlling stockholder. The principal amount and accrued interest at a rate of 5.28% per annum is due and payable on February 1, 1996. If the principal balance and accrued interest is not paid on or before February 1, 1996, interest will accrue thereafter at a rate equal to the rate on six month United States Treasury bills as of February 1, 1996 plus two percent. The indebtedness is secured by a security interest in all of the Company's personal property and fixtures and the proceeds thereof. The proceeds of the borrowing will be used for general corporate purposes.



Item 7.   FINANCIAL STATEMENTS AND EXHIBITS.

      (a) and (b)   Not Applicable.

      (c) EXHIBITS.

          EXHIBIT NO.    DESCRIPTION

             1           Promissory Note dated January 4, 1996
                         given by The Nostalgia Network, Inc. to
                         Concept Communications, Inc.

             2           Security Agreement dated as of January
                         4, 1996 between Concept Communications,
                         Inc. and The Nostalgia Network, Inc.




















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

SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   THE NOSTALGIA NETWORK, INC.


                                   By:    /s/ Martin A. Gallogly
                                        _________________________
                                        Name: Martin A. Gallogly
                                        Title: Chief Financial
                                               Officer


Dated:  January 19, 1996




















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